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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Stockholder of
Community Distributors, Inc.:

    We consent to incorporation by reference in the Registration Statement Number 333-41281 on Form S-4 of Community Distributors, Inc. of our report dated September 28, 1998, relating to the balance sheets of Community Distributors, Inc. at July 26, 1997 and July 25, 1998, and the related statements of income, cash flows, and stockholder's equity (deficit) for each of the years in the three-year period ended July 25, 1998, which report appears in the July 25, 1998 annual report on Form 10-K of Community Distributors, Inc. and to our report dated September 28, 1998 on the related financial statement schedule, which report appears in the July 25, 1998 annual report on Form 10-K of Community Distributors, Inc.

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                                          PricewaterhouseCoopers LLP

Florham Park, New Jersey
October 22, 1998
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                       REPORT OF INDEPENDENT ACCOUNTANTS

    Our report on the financial statements of Community Distributors, Inc. is included on page 28 on this Form 10-K. In connection with our audits of such financial statements, we have also audited the related financial statement schedule listed in the index on page 27 of this Form 10-K.

    In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

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                                          PricewaterhouseCoopers LLP

Florham Park, New Jersey
September 28, 1998